   As filed with the Securities and Exchange Commission on October 1, 1999

                                                           Registration No.333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------


                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                             ----------------------


                              SAFESKIN CORPORATION
               (Exact name of company as specified in its charter)

           FLORIDA                                        59-2617525
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

      12671 HIGH BLUFF DRIVE
       SAN DIEGO, CALIFORNIA                                 92130
(Address of principal executive offices)                   (Zip Code)

                              SAFESKIN CORPORATION
                               STOCK PURCHASE PLAN

                            (Full title of the plan)

                             BRUCE P. GARREN, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL

                  SAFESKIN CORPORATION, 12671 HIGH BLUFF DRIVE
                           SAN DIEGO, CALIFORNIA 92130

                     (Name and address of agent for service)

                                 (619) 794-8111

          (Telephone number, including area code, of agent for service)

                             ----------------------


                         Copy of all communications to:

                            HOWARD L. SHECTER, ESQ.
                          MORGAN, LEWIS & BOCKIUS LLP

                               1701 MARKET STREET
                     PHILADELPHIA, PENNSYLVANIA 19103-2921

                                 (215) 963-5000

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                 Proposed maximum       Proposed maximum
 Title of securities        Amount to be          offering price           aggregate              Amount of
   to be registered        registered (1)         per share (2)        offering price (2)    registration fee (2)
   ----------------        --------------         -------------        ------------------    --------------------
Common Stock, $0.01          1,000,000            $8.1875               $8,187,500            $2,277
par value

================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)     Calculated solely for the purpose of this offering under Rule 457(h) and
        (c) of the Securities Act of 1933 on the basis of the average of the high and low selling prices per share of Common Stock of Safeskin Corporation on September , 1999, as reported by the Nasdaq National Market.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The documents containing the information required to be included in Part I of this Registration Statement will be given or sent to all persons who participate in the Safeskin Corporation Stock Purchase Plan (the "Plan"), as specified by Rule 428.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the U.S. Securities and Exchange Commission (the "Commission") by Safeskin Corporation (the "Company") are incorporated by reference in this Form S-8 Registration Statement (the "Registration Statement") and made a part hereof:

        1. The Annual Report on Form 10-K, as amended on Form 10-K/A filed on April 30, 1999, for the fiscal year ended December 31, 1998.

        2. The Quarterly Reports on Form 10-Q for the periods ended March 31, 1999 and June 30, 1999.

        3. The description of the Company's Common Stock which is contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") on November 2, 1993, as amended by the Company's Form 8-A/A filed under the Exchange Act on January 2, 1997.

        All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of the Registration Statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not Applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not Applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 607.0850 of the Florida Business Corporation Act, as amended from time to time ("FBCA"), permits a corporation, under specified circumstances, to indemnify any person who was or is a party to any proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the Company against liability and expenses actually and reasonably incurred in connection with such proceeding, including any appeal thereof, if such person acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful.

        Section 607.0831 of the FBCA provides that the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director is limited to any breach or failure to perform the director's duties which constitutes (i) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (ii) unlawful payments of distributions to shareholders as provided in Section
607.0834 of the FBCA; (iii) any transaction from which the director derived an improper personal benefit; (iv) conscious disregard for the best interest of the corporation, or willful misconduct, in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder; or (v) recklessness, bad faith, malicious purpose or with wanton and willful disregard of human rights, safety or property in a proceeding by or in the right of someone other than the corporation or a shareholder.

        The Company's Amended and Restated Articles of Incorporation provide that the Company shall, to the full extent permitted by Section 607.0850 of the FBCA indemnify all persons whom it may indemnify pursuant thereto. In addition, the Company's Articles of Incorporation limit the personal liability of its directors to the full extent permitted by Section 607.0831 of the FBCA, as amended from time to time.

        The Company's Bylaws (the "Bylaws") provide a right to indemnification to the full extent permitted by law for expenses, attorney's fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by any of the Company's directors, officers, employees or agents, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was the Company's director, officer, employee or agent, or was serving at the Company's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Company's Bylaws also provide that the Company may pay the expenses, including attorney's fees, incurred by any person entitled to be indemnified by the Company in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking, by or on behalf of such person, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by law.

        Pursuant to Florida law, the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the applicable provisions of the Bylaws of the Company or applicable law. The Company maintains such an insurance policy.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not Applicable

ITEM 8. EXHIBITS.

  EXHIBIT NUMBERS                            EXHIBIT
  ---------------                            -------
         5          Opinion of Morgan, Lewis & Bockius LLP
       23.1         Consent of Deloitte & Touche LLP
       23.2         Consent of PricewaterhouseCoopers LLP
       23.3         Consent of Morgan, Lewis & Bockius LLP (included as part of
                    Exhibit 5.1)
        24          Power of Attorney (included as part of the signature page)
        99          Safeskin Corporation Stock Purchase Plan

ITEM 9. UNDERTAKINGS.

        (a)     The undersigned hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                        (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                        Provided, however, that subparagraphs (a)(1)(i) and
                (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California on this 30th day of September, 1999.

                                            SAFESKIN CORPORATION

                                            By: /s/ RICHARD JAFFE
                                            ------------------------------------
                                            Richard Jaffe,
                                            Chairman, President and Chief
                                            Executive Officer

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.

        Each person, in so signing, also makes, constitutes and appoints Richard Jaffe and David L. Morash, and each such officer acting singly, his true and lawful attorney-in-fact, in his name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.

Name                                     Title                            Date
----                                     -----                            ----

/s/ RICHARD JAFFE
---------------------------------        Chairman, President and Chief    September 30, 1999
Richard Jaffe                            Executive Officer and Director

/s/ DAVID L. MORASH
---------------------------------        Executive Vice President and     September 30, 1999
David L. Morash                          Chief Financial Officer

/s/ SETH S. GOLDMAN
---------------------------------        Vice President - Finance,        September 30, 1999
Seth S. Goldman                          Controller and Secretary

/s/ NEIL K. BRAVERMAN
---------------------------------        Director                         September 30, 1999
Neil K. Braverman

/s/ IRVING JAFFE
---------------------------------        Chairman Emeritus and Director   September 30, 1999
Irving Jaffe

/s/ HOWARD L. SHECTER
---------------------------------        Director                         September 30, 1999
Howard L. Shecter

/s/ CAM L. GARNER
---------------------------------        Director                         September 30, 1999
Cam L. Garner

/s/ JEFFEREY STIEFLER
---------------------------------        Director                         September 30, 1999
Jeffrey Stiefler

/s/ JOSEPH STEMLER
---------------------------------        Director                         September 30, 1999
Joseph Stemler

                                       INDEX TO EXHIBITS

  EXHIBIT NUMBERS                            EXHIBIT
  ---------------                            -------
         5          Opinion of Morgan, Lewis & Bockius LLP
       23.1         Consent of Deloitte & Touche LLP
       23.2         Consent of PricewaterhouseCoopers LLP
       23.3         Consent of Morgan, Lewis & Bockius LLP (included as part of
                    Exhibit 5.1)
        24          Power of Attorney (included as part of the signature page)
        99          Safeskin Corporation Stock Purchase Plan